UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 20, 2021

TARGET HOSPITALITY CORP.
(Exact Name of Registrant as Specified in Its Charter)

001-38343
(Commission File Number)

Delaware	98-1378631
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

2170 Buckthorne Place, Suite 440
The Woodlands, Texas 77380
(Address of principal executive offices, including zip code)

(800) 832-4242
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	TH	NASDAQ Global Market
Warrants to purchase common stock	THWWW	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On September 20, 2021, the Board of Directors (the “Board”) of Target Hospitality Corp. (the “Company”) appointed Pamela Hughes Patenaude, age 60, to serve as a Class I member of the Board, effective immediately until her current term expires as of the date of the Company’s 2022 annual meeting of stockholders. Ms. Patenaude will serve as a member of the Audit Committee of the Board and qualifies as an independent director under the independence standards established by the Nasdaq Stock Market. The Company announced the appointment of Ms. Patenaude in its September 20, 2021 press release, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Ms. Patenaude is a real estate, housing policy and disaster recovery expert with three-decades of experience as an executive in government, the nonprofit sector and private industry. From 2017 until 2019, Ms. Patenaude served as the deputy secretary of the U.S. Department of Housing and Urban Development. Earlier in her career, Ms. Patenaude served as assistant secretary for community planning and development at HUD. She currently serves on the board of directors of loanDepot, Inc. (NYSE: LDI) a publicly-traded financial services company, where she serves on the Audit Committee.  She also serves on the board of directors for Habitat for Humanity International and the Bipartisan Policy Center. Ms. Patenaude is a trustee and vice chairman of the Home Builders Institute, and a member of the FDIC Advisory Committee on Economic Inclusion. Ms. Patenaude is the principal of Granite Housing Strategies, LLC, where she serves as a strategic advisor for clients engaged in real estate development, affordable housing and disaster recovery management. Ms. Patenaude recently served as an independent director of CoreLogic, Inc., where she was a member of the Audit and Compensation Committees. Ms. Patenaude previously served as the President of the J. Ronald Terwilliger Foundation for Housing America’s Families, a national nonprofit, education, and research organization dedicated to illuminating America’s affordable housing crisis. Ms. Patenaude earned a Bachelor of Science degree from Saint Anselm College and a Master of Science degree in community economic development from Southern New Hampshire University.

Ms. Patenaude will also enter into the Company’s standard director and officer indemnification agreement, the form of which was previously filed by the Company as Exhibit 10.6 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on March 21, 2019.

There are no arrangements or understandings between Ms. Patenaude and any other persons pursuant to which she was appointed as a director. There are no transactions between Ms. Patenaude and the Company that would require disclosure pursuant to Item 404(a) of Regulation S-K. Ms. Patenaude will receive compensation for her Board and committee memberships based upon the levels described for non-employee directors in the Company’s proxy statement for its 2021 Annual Meeting of Stockholders.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Exhibit Description

99.1	Press Release, dated September 20, 2021

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Target Hospitality Corp.

	By:	/s/ Heidi D. Lewis
Dated: September 20, 2021		Name: Heidi D. Lewis
Title: Executive VP, General Counsel and Secretary

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